Exhibit 4.60
TRANSLATION
(By Tsar & Tsai/18 June, 2008)
Confidential
EXCLUSIVE CALL OPTION AGREEMENT
REGARDING
SHANGHAI T2 ENTERTAINMENT CO., LTD.
Among:
WANG CHI
LU NING
SHANGHAI T2 ENTERTAINMENT CO., LTD.
And
T2CN INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.
Dated: 9 February, 2007

EXCLUSIVE CALL OPTION AGREEMENT
This exclusive call option agreement (the “Agreement”) is made on 9 February, 2007 in Shanghai, People’s Republic of China (“PRC”), by and among:
(1)	Wang Chi, a PRC citizen (ID No. 330102197106260617);

(2)	Lu Ning, a PRC citizen (ID No. 510212197903093825);
(Wang Chi and Lu Ning are hereinafter referred to as “Existing Shareholder” individually, or “Existing Shareholders” collectively )
(3)	Shanghai T2 Entertainment Co., Ltd., located at 11F, 418, Gui Ping Road, Shanghai (hereinafter called “Target Company”); and

(4)	T2CN Information Technology (Shanghai) Co., Ltd., located at 12F, 418, Gui Ping Road, Shanghai (hereinafter called “WFOE”).
(The parties listed above are hereinafter referred to individually as “Party” and collectively as “Parties”.)
WHEREAS:
(1)	The Existing Shareholders are the registered shareholders of the Target Company, and are holding the entire issued capital stock of the Target Company. The amount and percentage of the shareholding held by each of the Existing Shareholders in the Target Company as of the date of this Agreement are set out in Appendix 1.

(2)	The Existing Shareholders intend to transfer, and WFOE intends to accept, to the extent permitted by the PRC Laws, their respective shareholding in the Target Company entirely to WFOE and/or such any other persons or entities designated by WFOE.

(3)	The Existing Shareholders agree to jointly grant WFOE an irrevocable call option (hereinafter called “Call Option”) to realise the transfer of the shares as mentioned above. Pursuant to the Call Option, the Existing Shareholders shall, at the request of WFOE, transfer the Optioned Shares (as defined below), to the extent permitted by the PRC Laws, to WFOE and/or such any other persons or entities designated by WFOE in accordance with this Agreement.
(4)	The Target Company agrees to the grant by the Existing Shareholders of the Call Option in favour of WFOE under this Agreement.
The Parties hereby agree as follows:
1.	Definitions

1.1	In this Agreement, the following terms have the following meanings unless otherwise required by the context:

“Attorney” shall have the same meaning as denoted by Clause 3.7 of this Agreement.

“Operating License” means any approval, license, filing, and registration etc. the Target Company is required to possess in order to legally and effectively conduct the business of Internet communication and on-line games, including but not limited to the Corporate Business License, Tax Registration Certificate, Operation Permission Certificate for Value-added Telecommunication Services for the conduct of Internet communication service business, Operation Permission Certificate for Internet Culture Business for the business of on-line games products and services, and such other related permits or licenses as required by the PRC Laws from time to time.

“Confidential Information” shall have the same meaning as denoted by Clause 8.1 of this Agreement.

“Defaulting Party” shall have the same meaning as denoted by Clause 11.1 of this Agreement.

“Event of Default” shall have the same meaning as denoted by Clause

11.1 of this Agreement.

“Notice of Exercise” shall have the same meaning as denoted by Clause 3.5 of this Agreement.

“Registered Capital of Target Company” means the Target Company’s registered capital of 1,000,000 RMB as of the date of this Agreement, and any capital increase subsequently made during the term of this Agreement.

“Assets of Target Company” means any and all assets, physical and intangible, which the Target Company owns or has the right to use during the term of this Agreement, including but not limited to real estate, chattels, and such intellectual property as trademarks, copyrights, patents, proprietary know-how, domain names, and software licenses etc..

“Material Agreement” means any agreement to which the Target Company is a party, and which materially affects the Target Company’s business or assets, including but not limited to the Exclusive Technical Service and Consultancy Agreement and the Exclusive Business Consultancy Agreement, both made by and between the Target Company and WFOE.

“Non-defaulting Party” shall have the same meaning as denoted by Clause 11.1 of this Agreement.

“Optioned Shares” means the entire shareholding held by the Existing Shareholders in the Target Company in respect of each Existing Shareholder, or 100% of the Registered Capital in respect of the Existing Shareholders.

“PRC Laws” mean the laws, regulations, statutory rules, local ordinance, judicial interpretations and any other regulatory documents of a binding nature, effective at the relevant times.

“Power of Attorney” shall have the same meaning as denoted by

Clause 3.7 of this Agreement.

“Rights” shall have the same meaning as denoted by Clause 12.5 of this Agreement.

“Shareholding Limit” shall have the same meaning as denoted by Clause 3.2 of this Agreement.

“Transferred Shares” means the shares in the Target Company which WFOE may, in the exercise of the Call Option (“Exercise”), require either or both of the Existing Shareholders to transfer to itself or such any other persons or entities designated by it. The number of the shares so transferred may be the entirety or such a quantity of the Optioned Shares, as to be determined by WFOE in accordance with the PRC Laws then in force and its business consideration.

“Transfer Price” means the full consideration WFOE, or such any other persons or entities designated by it, shall pay the Existing Shareholder(s) pursuant to Clause 4 of this Agreement on each occasion of the Exercise in order to acquire the Transferred Shares.

1.2	In this Agreement, reference to any of the PRC Laws shall be deemed as including:
(i)	any amendment, modification, supplement or replacement of the referenced PRC Law, irrespective of whether it becomes effective prior to or subsequent to the date of this Agreement; and

(ii)	any other rulings, notices or statutory rules made in accordance with, or otherwise effected by virtue of, the referenced PRC Law.
1.3	In this Agreement, reference to the number of the Clauses, Sub-clauses, Paragraphs, or Sub-paragraphs shall denote the corresponding text, unless otherwise required by the context.

2.	Grant of Call Option

2.1	The Existing Shareholders hereby individually and jointly agree to grant, irrevocably and unconditionally, WFOE the Call Option whereby WFOE may, to the extent permitted by the PRC Laws, require the Existing Shareholders to transfer the Optioned Shares to WFOE and/or such any other persons or entities designated by WFOE in accordance with this Agreement. WFOE agrees to accept the Call Option.

2.2	The Target Company agrees to the grant by the Existing Shareholders of the Call Option in favour of WFOE under Clause 2.1 above and the other provisions of this Agreement.

3.	Manners of Exercise

3.1	WFOE may determine, in its sole and absolute discretion, the timing, the manner and the number of the occasion(s), of the Exercise to the extent permitted by the PRC Laws.

3.2	Where the PRC Laws allow the acquisition of the 100% shares in the Target Company by WFOE and/or such any other persons or entities designated by WFOE, WFOE may choose to exercise all of the Call Option at once to acquire, or to enable such any other persons or entities designated by WFOE to acquire, the entire Optioned Shares from the Existing Shareholders.

Where the PRC Laws allow the acquisition of certain part of the shareholding in the Target Company by WFOE and/or such any other persons or entities designated by WFOE, WFOE may determine the quantity of the Transferred Shares, within the limit of shareholding prescribed by the PRC Laws then in force (“Shareholding Limit”), and may acquire, or enable such any other persons or entities designated by WFOE to acquire, the Transferred Shares from the Existing Shareholders in such a quantity as determined above. WFOE may choose to exercise such a part of the Call Option as permitted by the Shareholding Limit lifted by the PRC Laws from time to time, until it has acquired the entire Optioned Shares.

3.3	On each occasion of the Exercise, WFOE may determine the Transferred

Shares in such amount as it deems fit, to be transferred by the Existing Shareholder(s) to WFOE and/or such any other persons or entities designated by WFOE. The Existing Shareholders shall transfer to WFOE and/or such any other persons or entities designated by WFOE respectively such amount of the Transferred Shares as determined by WFOE. WFOE and/or such any other persons or entities designated by WFOE shall pay the Existing Shareholder, who has transferred the Transferred Shares to it, the Transfer Price for the Transferred Shares it receives on each occasion of the Exercise. Subject to the PRC Laws, WFOE may choose to have the Transfer Price payable by it offset against any claim WFOE or its related transferee has against the Existing Shareholder(s).

3.4	Subject to the PRC Laws, WFOE may, on each occasion of the Exercise, accept the transfer of the Transferred Shares, or appoint any third party to accept the Transferred Shares in whole or in part.

3.5	WFOE shall issue to the Existing Shareholder(s) a notice of the exercise of the Call Option (“Notice of Exercise”, in the same form as set out in Appendix 2) for each occasion of the Exercise. The Existing Shareholder shall, immediately after receipt of the Notice of Exercise, transfer the entire Transferred Shares to WFOE and/or such any other persons or entities designated by WFOE in accordance with the Notice of Exercise in an manner prescribed by Clause 3.3 of this Agreement.

3.6	Each of the Existing Shareholders hereby severally and jointly undertakes and guarantees that it shall, upon receipt of the Notice of Exercise:
(i)	convene or call for the shareholders meeting to adopt the resolution or to initiate any other steps required for the transfer of the entire Transferred Shares at the Transfer Price to WFOE and/or such any other persons or entities designated by WFOE, and for the waiver of any priority to purchase the same, and shall ensure that the shareholders and board meetings are conducted in compliance with the laws, regulations and the Target Company’s articles of incorporation in relation to the procedure for convening, the methods for adoption of the resolutions and the contents of the resolutions;

(ii)	immediately execute the agreement for transfer of the shares with, and transfer the entire Transferred Shares at the Transfer Price to, WFOE and/or such any other persons or entities designated by WFOE;

(iii)	render such necessary assistance as required by WFOE, laws, regulations, and the Target Company’s articles of incorporation (including provision and execution of the relevant legal documents, conduct of the filing and registration required by the government, and assumption of the relevant obligations), to enable WFOE and/or such any other persons or entities designated by WFOE to acquire the entire Transferred Shares without any legal defects.
3.7	Each of the Existing Shareholders shall, at the time of signing this Agreement, execute a power of attorney (“POA”, in the same form as set out in Appendix 3), authorizing any person (“Attorney”) to be designated by WFOE, to execute and issue on its behalf any and all legal documents required for the acquisition by WFOE, and/or such any other persons or entities designated by WFOE, of the entire Transferred Shares without any legal defects. WFOE shall keep the Power of Attorney, and may at any time require the Existing Shareholder to issue a duplicate copy of the POA for submission of the same, when necessary, to the relevant governmental authority. Upon receipt of written notice from WFOE for the replacement of the existing Attorney, the Existing Shareholder shall revoke the existing Power of Attorney immediately, and issue a new Power of Attorney, in place of the existing one, in favour of the person to be designated then by WFOE. Except for the foregoing, the Existing Shareholder shall not revoke the Power of Attorney.

Notwithstanding the above, the Existing Shareholder shall, pursuant to Clause 3.6 (iii), execute or complete any such documents or matters as required by the PRC Laws, articles of incorporation or the authorities in relation to the exercise of the Call Option by WFOE.

3.8	Each Party hereby acknowledges that each of the Existing Shareholders has pledged its shareholding in the Target Company in favour of WFOE, in accordance with the terms and conditions contained in the Agreement for Pledge of Shares dated 9 February 2007 by and among the Existing Shareholders and WFOE, as security for the performance of their respective obligations under this Agreement by each of the Existing Shareholders and the Target Company.

4.	Transfer Price
On each occasion of the Exercise, WFOE, or such any other persons or entities designated by WFOE, shall pay the Existing Shareholder the Transfer Price, being the amount derived by multiplying the sum of the Registered Capital by the percentage the Optioned Shares in question account for of the Registered Capital, or such another amount as otherwise agreed upon in writing by the relevant Parties. If there is a statutory requirement for the Transfer Price under the PRC Laws then in force, WFOE, or such any other persons or entities designated by WFOE, may use the minimum price permitted by the PRC Laws as the Transfer Price. In such a case, the Parties concerned agree to cooperate, and to execute the documents and to take the actions required, to complete the transaction of the share transfer.
5.	Representations and Warranties

5.1	Each of the Existing Shareholders hereby severally and jointly represents and warrants as follows. Such representations and warranties shall remain valid as if they are made at the time of the transfer of the Optioned Shares.
5.1.1	The Existing Shareholder is a PRC citizen with full capacity to conduct judicial acts, has complete and independent legal status and legal capacity to enter into, deliver and perform this Agreement, and may act independently as a party to legal proceedings.

5.1.2	The Target Company was duly incorporated and is legally existing under the PRC Laws as a limited liability company, is an independent juristic person, and has complete and independent legal status and legal capacity to enter into, deliver and perform this Agreement, and may act independently as a party to legal proceedings.

5.1.3	The Existing Shareholder possesses full powers and authorization to enter into and deliver this Agreement, and any other documents it is to sign in relation to the transaction contemplated under this Agreement, and to execute the transaction contemplated under this Agreement.

5.1.4	This Agreement is legally and duly signed and delivered by the Existing Shareholders. This Agreement constitutes legal and binding obligations on the Existing Shareholders, which may be enforced through compulsory execution proceedings.

5.1.5	The Existing Shareholders are, as of the effective date of this Agreement, the registered and legitimate owner of the Optioned Shares, free from any lien, pledge, claim, or any other security interests in rem or a third party right, except for those created by this Agreement, the Agreement for Pledge of Shares with WFOE and the Proxy Voting Agreement with WFOE and the Target Company. WFOE, and/or such any other persons or entities designated by WFOE, will after the Exercise acquire good and clean title to the Transferred Shares, free from any lien, pledge, claim, or any other security interests in rem or a third party right.
5.2	The Target Company hereby represents and warrants as follows:
5.2.1	It was duly incorporated and is legally existing under the PRC Laws as a limited liability company, is an independent juristic person, and has complete and independent legal status and legal capacity to enter into, deliver and perform this Agreement, and may act independently as a party to legal proceedings.

5.2.2	It possesses full powers and authorization to enter into and deliver this Agreement, and any other documents it is to sign in relation to the transaction contemplated under this Agreement, and to execute the transaction contemplated under this Agreement.

5.2.3	This Agreement is legally and duly signed and delivered by the Target Company. This Agreement constitutes legal and binding obligations on the Target Company.

5.2.4	The Existing Shareholders are, as of the date of this Agreement, the registered and legitimate owner of the Optioned Shares. WFOE, and/or such any other persons or entities designated by WFOE, will after the Exercise acquire good and clean title to the Transferred Shares, free from any lien, pledge, claim, or any other security interests in rem or a third party right.

5.2.5	As of the date of this Agreement, the Target Company possesses the Operating Licenses, except those disclosed to WFOE at the date of this Agreement, required for its business operation, and possesses the full privileges and qualifications to conduct the Internet communication service business, the business of on-line games products and services, and other businesses, within PRC. The Target Company has since incorporation been managed in accordance with the laws, and there is no violation, or possible violation, of the rules or requirements of the industry, commerce, taxation, business, technical supervisory, labour, and social security authorities, or other government authorities. The Target Company is not a party to any dispute for breach of contract either.
6.	Undertakings by Existing Shareholders
Each of the Existing Shareholders hereby severally and jointly undertakes as follows:
6.1	It will take necessary actions to ensure that the Target Company will,

throughout the duration of this Agreement, timely obtain the Operating Licenses required for its business and constantly maintain the validity of the same.

6.2	Throughout the duration of this Agreement and without prior written consent by WFOE:
6.2.1	It shall not transfer, otherwise dispose of, or grant any security interests in rem or any other third party rights over, any Optioned Shares.

6.2.2	It shall not, nor agrees to, increase or reduce the Registered Capital of the Target Company.

6.2.3	It shall not, nor causes the management of the Target Company to, dispose of any Assets (except for those disposed of in the normal course of business).

6.2.4	It shall not, nor causes the management of the Target Company to, terminate any existing Material Agreement, or enter into any agreement which may come into conflict with the existing Material Agreements.

6.2.5	It shall not, alone or in conjunction with the other Existing Shareholder, cause the Target Company to conclude any transaction which may materially affect its Assets, responsibilities, business operation, shareholders structure, shareholding in third party companies, or any other legitimate claims (except for those concluded in the normal course of business, or already disclosed to WFOE with WFOE’s written approval).

6.2.6	It shall not appoint or replace any Director or Supervisor, or any manager of the Target Company which the Existing Shareholders could otherwise appoint or replace.

6.2.7	It shall not cause or agree with the Target Company to, or declare to, distribute any profits, bonuses or dividends, nor consents to any such allocation or distribution.

6.2.8	It shall ensure the valid existence of the Target Company, without being terminated, liquidated or dissolved.

6.2.9	It shall not cause or agree with the Target Company to amend its articles of incorporation.

6.2.10	It shall ensure that the Target Company will not lend or borrow any loan, provide any guaranty or other forms of security, or undertake any material obligation beyond the normal course of business.
6.3	It shall, throughout the duration of this Agreement, develop the Target Company’s business and ensure its legitimacy and compliance with the laws and regulations with its best endeavours. It shall not commit any act or omission which may jeopardize the Target Company’s Assets or goodwill, or affect the validity of the Operating Licenses.

7.	Undertakings by Target Company

7.1	The Target Company shall use its best endeavours to obtain any and all such approvals, permits, waivers and authorizations by a third party, or approvals, permits, exemptions by a governmental authority, or registration or filing (if required by law) with a governmental authority, as required for the execution and performance of this Agreement and for the grant of the Call Option under this Agreement.

7.2	The Target Company will not, without prior written consent by WFOE, assist with or allow the disposal of the Optioned Shares through transfer or any other manners, or the creation of any security interests in rem or a third party right over the Optioned Shares, by the Existing Shareholder.

7.3	The Target Company shall not conduct, nor allows the same to be conducted, any act or action which may adversely affect the interests of WFOE under this Agreement.

8.	Confidentiality

8.1	Irrespective of whether this Agreement is terminated, the Existing Shareholder shall keep the following information (“Confidential Information”) confidential:
(i)	the execution, performance and the contents of this Agreement;

(ii)	any information it becomes aware of or receives by virtue of the execution or performance of this Agreement, with regard to WFOE’s business secrets, proprietary information or customers data; and

(iii)	any information it becomes aware of or receives by virtue of being a shareholder of the Target Company, with regard to the Target Company’s business secrets, proprietary information or customers data.
The Existing Shareholder may use the Confidential Information solely for the purposes of the performance of its obligations under this Agreement. Without written consent by WFOE, it shall not disclose the Confidential Information to any third party. It shall bear the responsibility, and be held liable for compensation for, any breach of confidentiality.

8.2	After the expiry or termination of this Agreement, the Existing Shareholder shall, at the request of WFOE, return, destroy, or handle in an appropriate manner, any and all the documents, data or software containing Confidential Information, and shall cease using the same.

8.3	Notwithstanding any other provisions of this Agreement, the validity of this Clause 8 shall survive the expiry or termination of this Agreement.

9.	Term
This Agreement becomes effective upon signing by each Party, and shall terminate, in respect of an Existing Shareholder (to the extent of its shareholding in the Target Company), upon completion of the transfer of the entire Optioned Shares held by it to WFOE, and/or such any other persons or entities designated by WFOE, pursuant to this Agreement. Where this Agreement becomes terminated according to the foregoing provisions, this Agreement shall remain in full force in relation to the other Existing Shareholder to the extent of its shareholding in the Target Company.
10.	Notices

10.1	Any notices, requests, demands or other communications required by or issued pursuant to this Agreement shall be delivered in writing to the Party concerned.

10.2	All notices or other communications given hereunder shall be considered to be given and received at the time of: dispatch when sent by facsimile transmission; hand-over when hand delivered; or 5 days after deposit in the mails when sent by post.

11.	Default

11.1	The Parties agree and acknowledge that any material breach of, or material failure to perform, an obligation under this Agreement by a Party (“Defaulting Party”) will constitute an event of default (“Event of Default”), and that each of the other Parties (“Non-defaulting Party”) may require the Defaulting Party to rectify the same or to take remedial measures. Where the Defaulting Party fails to do so within a reasonable period of time or 10 days after receipt of written notice and demand for rectification from the Non-defaulting Party, the Non-defaulting Party may choose to:
(i)	terminate this Agreement and claim damages in full from the Defaulting Party; or

(ii)	require the Defaulting Party to continue performing its obligations under this Agreement and claim damages in full from it.

11.2	The rights and remedies provided hereunder are cumulative, and do not preclude any other rights or remedies stipulated by the laws (including but not limited to corresponding reimbursement, compensation and any other remedies permitted by the laws).

11.3	Notwithstanding any other provisions of this Agreement, the validity of this Clause 11 shall survive the expiry or termination of this Agreement.

12.	Miscellaneous

12.1	This Agreement is executed in quadruple copies, with one copy to be held by each Party.

12.2	The formation, effectiveness, performance, amendment, interpretation, and termination of this Agreement shall be governed by the PRC Laws.

12.3	Any dispute arising out of or in connection with this Agreement shall be resolved through negotiation by the Parties in question. Where the Parties fail to reach consensus within 30 days after the dispute arises, the dispute shall be referred to the Shanghai Sub-commission of China International Economic and Trade Arbitration Commission (“CIETAC”), for arbitration to be conducted in Shanghai in accordance with CIETAC arbitration rules. The arbitral award will be final and binding on the Parties in question.

12.4	Any right, privilege, or remedy granted hereunder to a Party does not preclude the other rights, privileges or remedies the Party may be entitled to under the laws or other provisions of this Agreement. The exercise of a right, privilege or remedy does not bar the Party from exercising any other rights, privileges or remedies the Party may be entitled to.

12.5	Failure or delay by a Party in the exercise of a right, privilege or remedy it may have under the laws or this Agreement (“Rights”) shall not be construed as a waiver. Any waiver of one or more of the Rights does not preclude the exercise of the Rights in another manner or the exercise of the other Rights.

12.6	The headings in this Agreement are for purposes of convenience and ease of reference only and shall not be construed to limit or otherwise affect the meaning of any part of this Agreement.

12.7	Under this Agreement, each clause is severable and independent from the others. If any provision of this Agreement is held to be invalid, unlawful or unenforceable, the validity, legitimacy and enforceability of the remaining provisions of this Agreement shall remain intact.

12.8	This Agreement, once signed, replaces and supersedes any and all other legal documents previously signed by the Parties in relation to the subject matter hereof. Except where WFOE assigns its rights and/or obligations under this Agreement pursuant to Clause 12.9, any amendment or supplement to this Agreement shall be made in writing, and become effective only until duly signed by each of the Parties.

12.9	The Existing Shareholder or the Target Company shall not assign its rights and/or obligations under this Agreement to any third party without prior written consent from WFOE. WFOE may, to the extent permitted by the PRC Laws, assign its rights and/or obligations under this Agreement to any third party after notifying the Existing Shareholders and the Target Company.

12.10	This Agreement is binding on the lawful successor(s) of each Party.
(End of Text)
IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date and place first above written.
Signed by:

Wang Chi
/s/ Wang Chi

Lu Ning
/s/ Lu Ning

T2CN Information Technology (Shanghai) Co., Ltd.
/s/ Guo Jun Wei
Name:	Guo Jun Wei
Title:	Authorised Representative

Shanghai T2 Entertainment Co., Ltd.
/s/ Ji Wang
Name:	Ji Wang
Title:	Authorised Representative

APPENDIX 1 — BASICS OF COMPANY

Name of Company:	Shanghai T2 Entertainment Co., Ltd.

Address:	11F, 418, Gui Ping Road, Shanghai

Registered Capital:	1,000,000 RMB

Legal Representative:	Wang Chi
Shareholding:

Shareholders	Amount of contribution	Percentage
Wang Chi	200,000 RMB	20%
Lu Ning	800,000 RMB	80%
Total	1,000,000 RMB	100%
Financial Year: 1 January to 31 December

APPENDIX 2 — NOTICE OF EXERCISE
To: (Insert the name of the Existing Shareholder)
The undersigned entered into the Exclusive Call Option Agreement (“ECOA”) with you and Shanghai T2 Entertainment Co., Ltd. (“Target Company”) on 9 February, 2007, whereby you shall, at the request of the undersigned, transfer your shareholding in the Target Company to the undersigned or such any other persons or entities designated by the undersigned, to the extent permitted by the PRC laws and regulations.
As such, the undersigned hereby issue to you this Notice as follows:
The undersigned hereby exercises the Call Option under ECOA, for the undersigned/ (Insert the name of the company or the individual) designated by the undersigned to receive ___% shareholding (“Shares for Transfer”) you have in the Target Company. Please follow the terms of ECOA and transfer to the undersigned/ (Insert the name of the company or the individual designed by the undersigned) the Shares for Transfer immediately after receipt of this Notice.
Yours faithfully,

T2CN Information Technology (Shanghai) Co., Ltd.

Name:
Title:	Authorised Representative
Date:

APPENDIX 3 — POWER OF ATTORNEY
The undersigned, Wang Chi, hereby irrevocably appoints Ching Chia-Feng (ID No. 310103197302062418) as his/her attorney to execute and issue on his/her behalf the share transfer agreement(s) and any other legal documents related to such transfer of shares in Shanghai T2 Entertainment Co., Ltd. as agreed upon by and among the undersigned, T2CN Information Technology (Shanghai) Co., Ltd. and Shanghai T2 Entertainment Co., Ltd..
Signed by: ______________________________
Date: 9 February, 2007

APPENDIX 3 — POWER OF ATTORNEY
The undersigned, Lu Ning, hereby irrevocably appoints Ching Chia-Feng (ID No. 310103197302062418) as his/her attorney to execute and issue on his/her behalf the share transfer agreement(s) and any other legal documents related to such transfer of shares in Shanghai T2 Entertainment Co., Ltd. as agreed upon by and among the undersigned, T2CN Information Technology (Shanghai) Co., Ltd. and Shanghai T2 Entertainment Co., Ltd..
Signed by: ______________________________
Date: 9 February, 2007